UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 28, 2011

EnergySolutions, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-33830	51-0653027
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

423 West 300 South
Suite 200
Salt Lake City, Utah	84101
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:
(801) 649-2000

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

EnergySolutions, Inc. (the “Company”) previously reported in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2010 that the Company had made a formal submission to the Securities and Exchange Commission (the “SEC”) regarding the accounting treatment for its Zion Station transaction.  The Zion Station project is a first-of-its-kind approach to decommissioning developed by the Company, involving accounting treatment that is without prior authority or precedent.  On March 23, 2011, after discussions with staff in the SEC’s Office of the Chief Accountant, the Company finalized an accounting model for the Zion Station transaction to which the staff has indicated that it will not object.

This accounting treatment differs from the Company’s originally reported accounting treatment as described in its previously issued unaudited condensed consolidated financial statements contained in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2010 (the “Prior Quarterly Financial Statements”).   Accordingly, on March 28, 2011, management and the Audit Committee of the Company concluded that the Prior Quarterly Financial Statements should no longer be relied upon.  The Company will include in its Annual Report on Form 10-K for the fiscal year ended December 31, 2010 disclosures reflecting the impact of the application of the revised accounting treatment on its Prior Quarterly Financial Statements.

Management discussed the foregoing matters with Ernst & Young LLP, the Company’s independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EnergySolutions, Inc.

Dated: March 30, 2011	By	/s/ William R. Benz
William R. Benz, Chief Financial Officer